UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 19, 2017

Life Clips, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wyoming

(State or other jurisdiction

of incorporation)

333-198828	46-2378100
(Commission File Number)	(IRS Employer Identification No.)

Harbour Centre, 18851 NE 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip Code)

(800) 292-8991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the FORM 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 25, 2017, Life Clips, Inc. (the “Company”) issued 1,000,000 shares of newly created Series A Preferred Stock of the Company (the “Series A Stock”), as discussed in Item 5.03 of this Current Report on Form 8-K, to Victoria Rudman, the Company’s Chief Financial Officer, in return for services provided to the Company by Ms. Rudman and to ensure Ms. Rudman’s continued service to the Company. The description of the Series A Stock and other information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of Series A Stock were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that the transaction did not involve a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the issuance of the Series A Stock to Mr. Rudman set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of May 19, 2017, the Company amended its Articles of Incorporation to designate the Series A Stock as a series of preferred stock of the Company.

1,000,000 shares of Series A Stock are authorized, with a par value of $0.001 per share. Each share of Series A Stock ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution of the Company, the same as the common stock of the Company, par value $0.001 per share (the “Common Stock”) and is not entitled to any specific dividends or other distributions, other than those declared by the Board of Directors. Each share of Series A Stock has 100 votes on any matter submitted to the shareholders of the Company, and the Series A Stock votes together with the holders of the outstanding shares of all other capital stock of the Company (including the Common Stock and any other series of preferred stock then outstanding), and not as a separate class, series or voting group on any such matter. The Series A Preferred Stock is not transferrable by the holder, and may be redeemed by the Company at any time for the par value. In the event that the holder of Series A Preferred Stock who is an employee or officer of the Company leaves their position as an employee or officer of the Company for any reason, the Series A Preferred Stock held by that holder will be automatically cancelled and will revert to being authorized and unissued shares of Series A Preferred Stock. The Series A Preferred Stock is not convertible into any other class of shares of the Corporation.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock of Life Clips, Inc. (the “Certificate of Designation”) attached hereto as Exhibit 3.1 and which is incorporated herein by reference.

The Certificate of Designation for the Series A Stock is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

3.1*	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock of Life Clips, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Dated: May 25, 2017	/s/ Victoria Rudman
Victoria Rudman, Chief Financial Officer

Ex. 3.1 Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock of Life Clips, Inc.